EXHIBIT 99.1

APTIMUS, INC. ACQUIRES HIGH VOLTAGE INTERACTIVE, A LEADING
ONLINE MARKETING FIRM SPECIALIZING IN RECRUITMENT
SOLUTIONS FOR THE EDUCATION MARKETPLACE

San Francisco, CA, August 22, 2006— Aptimus, Inc. (NASDAQ: APTM) the Point-of-ActionTM online advertising network today announced the acquisition of Sausalito, California-based High Voltage Interactive, Inc. The acquisition is a significant element of its strategy to bring a new class of transactional advertising to the world’s largest brands. High Voltage Interactive is a leading online marketing firm specializing in recruitment and enrollment solutions for the higher education marketplace.

This acquisition accelerates Aptimus’ presence in the education category and positions the combined entity as one of the top education lead providers on the Internet today. Aptimus brings extensive media reach to High Voltage through the growing base of leading Web publishers participating in the Aptimus Network. High Voltage brings deep knowledge and direct relationships in the education category and long term client relationships with all of today’s leading education marketers online.

“The acquisition of High Voltage Interactive launches Aptimus into a leadership position in our number one target category for lead generation,” said Rob Wrubel, CEO of Aptimus. “High Voltage’s total focus on the education category is a perfect match for our powerful and growing online advertising network that reaches a unique set of consumers by placing advertisements in active areas where most Web site publishers have not traditionally had advertising, including our new relationship with AOL,” added Wrubel.

High Voltage brings to Aptimus multiple years of experience working directly with top education companies, including University of Phoenix, American InterContinental University Online, Colorado Technical University Online, Kaplan University, ITT Technical Institute, and many others. High Voltage has a proven track record in performance marketing for education marketers, with direct selling experience, deep industry knowledge, and experience in converting online education leads. This expertise, combined with High Voltage’s solid existing direct relationships with schools, will enable Aptimus to significantly expand its education lead generation efforts, as well as offer new services such as school-specific hosted Web sites, unique lead follow up programs, and exclusive advertiser representation approaches.

The business will continue to operate as the High Voltage subsidiary of Aptimus, focused on the education category. Paul Epstein, the CEO of High Voltage Interactive, will continue to lead this business unit as a Senior Vice President of Aptimus and the COO of the company’s High Voltage subsidiary. Epstein is a recognized industry leader and regularly featured speaker at major education industry events such as the Career College Association’s Annual Convention, the Distance Education & Training Council Annual Conference, and the Council for Higher Education Accreditation Convention. He also contributes frequent articles to industry publications such as “Career Education Review,” “The Greentree Gazette,” “The Link,” and more.

“Joining forces with Aptimus enables us to bring both our education clients and publishing partners a broader, richer level of service offerings,” said Epstein. “Our expertise in recruitment marketing combined with Aptimus’ technological capabilities and their extensive publisher relationships immediately makes us one of the top strategic recruitment marketers in the entire education space,” concluded Epstein.

The company anticipates the acquisition to add at least $1 million to Aptimus’ sales in the third quarter of 2006 and $2 million in fourth quarter sales. Aptimus also continues to expect organic growth of more than 10% during the third quarter. High Voltage is profitable and will add 17 employees to Aptimus. The acquisition price was $6.0 million in cash plus 200,000 shares of restricted Aptimus common stock, representing a highly accretive structure for Aptimus.

High Voltage Interactive is based in Sausalito, CA with plans to relocate to Aptimus’ San Francisco facility.

Conference Call
Rob Wrubel will host a conference call today to review the acquisition and its implications for the company beginning at 5:00 p.m. Eastern Time. The conference call in number is (866) 851-7100 and the participant code is 762812. In addition to the call, a web cast will be available live on the Internet, and a replay will also be accessible from the Investor section of the company’s website at www.aptimus.com until September 30, 2006.

About Aptimus, Inc.
Aptimus is the Point-of-ActionTM online advertising network that reaches engaged users by placing offers in the transactional areas of Web sites they trust. The network consists of ten targeted channels that reach over 10 million highly valuable consumers each month. Aptimus’ unique performance-based advertising network delivers qualified customer leads through presenting offers at the points of download, log-in, registration, and other active locations across a diverse set of major publishers such as AOL, Tickle, DriverGuide, and PictureTrail. The company’s proprietary optimization technology presents advertisers’ offers on the Web sites where they reach the right consumers, automatically targeting based on prior consumer response in each location and each individual consumer’s demographics. Aptimus’ current advertisers include many of the top 500 marketers such as Procter & Gamble, Nokia, Dell, Vonage, SC Johnson and Carnival Cruises. Aptimus has offices in San Francisco and Seattle, and is publicly traded on the NASDAQ NM under the symbol APTM. More information on Aptimus is available at the company’s Web site at http://www.aptimus.com.

Forward Looking Statements
This press release contains statements that may constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Such

statements include, without limitation, comments regarding the company’s future success, the ability of the company to achieve specific revenue targets attributable to the newly acquired HighVoltage business unit, the receptivity of the online education marketplace for the company’s products and services, the ability of the company to enhance the products and services it offers the online education marketplace, the viability of the company’s network approach to direct marketing, the quality of the leads delivered by the company to its online education advertiser clients, the ability of the company to achieve and/or sustain specific or any revenue thresholds in respect to its newly acquired High Voltage business unit, the ability of the company to maintain its relationship with existing online education advertiser clients, the ability and/or likelihood of the company achieving market leadership in the education category, and the company’s long term prospects, in general. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve substantial risks and uncertainties, and actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include, without limitation, fluctuation of the company’s operating results, the ability to compete successfully, the ability of the company to maintain current client and distribution publisher relationships and attract new ones, market acceptance of the company’s co-registration advertising solution, the sufficiency of the company’s capital base to fund operations, and the sufficiency of the company’s computer hardware and human resource infrastructure to support expanding operations. For additional factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, please see the “Risk Factors” described in the company’s Annual Report on Form 10-K, dated March 16, 2006, and in other reports and periodic filings on file with the SEC, all of which Risk Factors are incorporated herein as though fully set forth. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results

INVESTOR RELATIONS: John Wade Chief Financial Officer Aptimus, Inc. 415-896-2123, ext. 245 investorrelations@aptimus.com	MEDIA INQUIRIES: Holly Nuss Public Relations Aptimus, Inc. 415-845-1095 hollyn@aptimus.com